Jaguar Health Announces Closing of Bridge Financing Priced At-The-Market Under Nasdaq Rules

San Francisco, CA (April 1, 2025): Jaguar Health, Inc. (NASDAQ:JAGX) (“Jaguar” or “the Company”), today announced the closing of its previously announced private placement.

Jaguar’s president and chief executive officer Lisa Conte, as well as other members of the Company’s board of directors and other C-suite and senior executives of Jaguar along with selected institutional and accredited investors (each, an “Investor”) entered into securities purchase agreements in connection with this private placement, pursuant to which the Company issued approximately $3.448 million aggregate principal amount of convertible promissory notes (collectively, the “Notes”) to such Investors in a private placement priced at-the-market under Nasdaq rules. The Notes have a 3-month maturity, bear interest at 6% per annum, and will be convertible immediately at the option of the Investors into shares of the Company’s common stock.

In addition, the Company issued to the Investors unregistered warrants, which are exercisable immediately and will expire on the earlier of (i) five years from the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event.

“As announced, a number of key catalysts are expected to occur in the second quarter of 2025 – primarily associated with ongoing crofelemer development efforts for rare diseases and cancer therapy-related diarrhea – that the Company believes have the potential to be value-enhancing for the Company. We feel it is important that Jaguar is adequately funded during this key time period,” said Conte.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to Jaguar from the offering were approximately $3.448 million, before deducting the placement agent’s fees and other offering expenses payable by Jaguar, and excluding the proceeds, if any, from the exercise of the warrants. Jaguar intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the convertible notes and the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities described above, including the shares of common stock underlying the convertible notes and the warrants, may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the registration rights agreements with investors, the Company has agreed to file a resale registration statement covering the resale of the shares of common stock underlying the convertible notes and warrants.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

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Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the intended use of proceeds from the offering, Jaguar’s expectation that a number of key catalysts may occur in the second quarter of 2025 – primarily associated with ongoing crofelemer development efforts for rare diseases and cancer therapy-related diarrhea, and Jaguar’s expectation that these catalysts may have the potential to be value-enhancing for the Company. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

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